UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 29, 2016 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors appointed Mr. Adee Wada as Director of Marketing, effective June 29, 2016.  There have been no transactions between Mr. Wada and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between Mr. Wada and any officer or director of the Company.

Following is a brief description of Mr. Wada’s business experience:

Mr. Adee Wada

Mr. Wada is a strategic marketer with more than 15 years of marketing experience across a number of disciplines.  Mr. Wada worked for Microsoft Corporation from 2006 through 2015.  During his tenure with Microsoft, he served as Director of Audience Marketing for advertising online for 2014 and 2015, and as Group Audience Marketing Manager for 2012 to 2014.  During 2011 and 2012, Mr. Wada served as Market Engagement Lead and as Integrated Marketing Lead for 2010 and 2011.  From 2008 through 2010, he served as the Group Marketing Manager for the Digital Advertising Solutions section.  For 2006 and 2008, he worked in Trade Marketing for Microsoft’s Digital Advertising Solutions.  Prior to his career with Microsoft, Mr. Wada worked with the Seattle Mariners as the Assistant Director, Event Services (2003 – 2005) and as Event Manager (2001 – 2003).

Mr. Wada received his B.A from the University of Colorado.

SIGNATURES

Dated: July __1__, 2016	DIGITALTOWN, INC By: _/s/ Robert Monster_________________ Robert W. Monster, CEO